UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 23, 2007

Neurologix, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-13347

Delaware	06-1582875
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024

(Address of Principal Executive Offices)

(Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective February 23, 2007, Neurologix, Inc. (the “Company”) entered into a consulting agreement with Martin J. Kaplitt, M.D. (the “Kaplitt Consulting Agreement”). Under the terms of the Kaplitt Consulting Agreement, Dr. Kaplitt will provide medical and scientific consulting and advisory services to the Company for a one year period, unless sooner terminated pursuant to its terms. Dr. Kaplitt will receive annual compensation of $85,000. Dr. Kaplitt will no longer serve as an executive officer of the Company, but will continue to serve as Chairman of the Company's Board of Directors (the "Board").

On February 23,2007, the Board also approved increases in annual base salaries of John E. Mordock, the Company's President and Chief Executive Officer, from $200,000 to $250,000 and Marc L. Panoff, the Company's Chief Financial Officer, Secretary and Treasurer, from $165,000 to $185,000. The increases were recommended by the Compensation Committee of the Board and are effective as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007

NEUROLOGIX, INC.

By:	/s/ Marc L. Panoff
Marc L. Panoff Chief Financial Officer, Secretary and Treasurer